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                                                                   EXHIBIT 10.25

                 [SONY COMPUTER ENTERTAINMENT INC. LETTERHEAD]





Mr. Penny Herscher
Chairman and CEO
Simplex Solutions Inc.



April 4, 2001



Dear Mr. Herscher,

In your request for our approval of your use of certain graphics, please find our authorization statement below.

          We hereby consent to the graphic depiction of the Graphics Synthesizer(R) I-32 chip and the use of our name in the cover art for the prospectus pertaining to the initial public offering of Simplex Solutions, Inc.

Should you have any further questions please contact our public relations.

Sincerely,

/s/ SHINICHI OKAMOTO
--------------------
Shinichi Okamoto
Senior Vice President
Research and Development Division
Sony Computer Entertainment Inc.